CAPITAL BANK FINANCIAL CORP.
2013 OMNIBUS COMPENSATION PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(FOR MANAGEMENT)
THIS OPTION AGREEMENT (this “Agreement”), dated as of [______], 2016 (the “Grant Date”), is made by and between Capital Bank Financial Corp., a Delaware corporation (the “Company”), and [________] (“Participant”).
WHEREAS, the Company has adopted the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and
WHEREAS, the Committee determined that it is in the best interests of the Company and its shareholders to grant Participant nonqualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option.
(a)    Grant. The Company hereby grants to Participant a nonqualified stock option (the “Option” and any portion thereof, the “Options”) to purchase [_____] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement, including on Exhibit A hereto, shall have the definitions set forth in the Plan.
2.    Option; Option Price.
(a)    Option Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $[_______] per Share (the “Option Price”).
(b)    Payment of the Option Price. The Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 10(c) hereof and accompanied by payment of the Option Price. The Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 7 of the Plan.
3.    Vesting. Except as may otherwise be provided herein, the Option shall vest and become exercisable (any Options that shall have become vested and become exercisable pursuant to this Section 3, the “Vested Options”) according to the following provisions, subject to Participant’s continued employment with the Company or one of its Subsidiaries as of any such date:
(a)    General Vesting. (i) One-third of the Options shall become Vested Options on the first anniversary of the Grant Date, (ii) one-third of the Options shall become Vested Options on the second anniversary of the Grant Date, and (iii) one-third of the Options shall become Vested Options on the third anniversary of the Grant Date.
(b)    Termination of Service. Except as may otherwise be provided herein, in the event that Participant incurs a Termination of Service, unvested Options shall be forfeited by Participant without consideration.
(c)    Conditions on Vesting. Participant agrees that during his employment with the Company or any of its Subsidiaries, and thereafter, Participant will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the Subsidiary. Except as prohibited by law, Participant further agrees that during Participant’s employment with the Company or its Subsidiaries, and for the six month period thereafter, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of its Subsidiaries to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, or representatives.

         Irreparable injury will result to the Company, and to its business, in the event of a breach by Participant of any of the covenants and commitments under this Agreement, including the covenant of non-solicitation. Therefore, in the event of a breach of such covenants and commitments, in the sole discretion of the Compensation Committee, any of Participant’s Options that have vested but have not been exercised, shall be immediately forfeited and Participant will forfeit any rights Participant have with respect thereto. Furthermore, by accepting this Option, and not declining this Option, in the event of such a breach, upon demand by the Company, Participant hereby agrees and promises immediately to deliver to the Company the number of Shares (or, in the discretion of the Compensation Committee, the cash value of said Shares) that Participant received upon exercise of an Option that were delivered during the period beginning six months prior to Participant’s Termination of Service and ending on the six-month anniversary of Participant’s Termination of Service. In addition, the Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. Participant further acknowledge and confirm that the terms of this Section, including but not limited to the time and geographic restrictions, are reasonable, fair, just and enforceable by a court.

        Participant also acknowledges that, independent of any remedy afforded by this Section, the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received upon exercise of an Option to the extent that the Company has a right of recovery or reimbursement under applicable securities laws or regulations, or regulations imposed by any securities exchange upon which the Company’s ordinary shares are listed, or under its pay recoupment policy. Participant further acknowledges that any such law, regulation or policy may provide for recovery of benefits, including Shares delivered to Participant in respect of the exercise of this Option, irrespective of any finding of fault, causation, liability or guilt on Participant’s behalf.

4.	Termination.
(a)    The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i)    the tenth anniversary of the Grant Date (the “Expiration Date”);
(ii)    the first anniversary following Participant’s Termination of Service, in the case of a Termination of Service due to death or Disability;
(iii)    the 180th day following Participant’s Termination of Service without Cause;. and
(iv)    the day of Participant’s Termination of Service in the case of a Termination of Service for Cause.
(b)    Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Service for any reason (other than due to a Termination of Service for Cause) during the two-year period following a Change in Control, the Option shall remain outstanding and exercisable until the Expiration Date.
(c)    If Participant retires from the Company as defined by the Compensation Committee, then all unvested options shall continue to vest according to the schedule contained herein and Participant’s privilege to purchase shares may be exercised by Participant at any time but in no event later than either the date which is five (5) years after the date Participant’s employment with the Company terminates or the Expiration Date, whichever occurs first, and thereafter shall terminate.
(d)     Except as may otherwise be provided herein, upon a Termination of Service for any reason, any unvested Options shall immediately terminate and be forfeited on the date the Termination of Service occurs.
5.    Compliance with Legal Requirements. The grant and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
6.    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement.
7.    Adjustment. In the event of any event described in Section 19 of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 19 of the Plan shall apply to the Option.
8.    Change in Control. In the event of a Change in Control of the Company occurring after the Grant Date, the Option shall become immediately and fully vested and exercisable and shall otherwise be treated as provided under or permitted by Section 28 of the Plan.
9.    Tax Withholding. As a condition to exercising the Option, in whole or in part, Participant will pay to the Company or make provisions satisfactory to the Company for payment of, any federal, state or local tax laws in respect of the exercise or the transfer of the Shares. Participant may elect to have any withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to Participant upon the exercise of any Options (but only to the extent of the minimum withholding required by law) and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities).

10.    Miscellaneous.
(a)    Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
(b)    Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted thereunder; provided that any such waiver or amendment that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of Participant unless expressly permitted under Section 30 of the Plan. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:

Capital Bank Financial Corp.
121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
Facsimile: (704) 554-6909
Attention: Christopher G. Marshall
if to Participant: at the address last on the records of the Company

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.
(d)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)    No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(f)    Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(g)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(h)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto. Notwithstanding anything to the contrary in any employment agreement between the Participant and the Company (the “Employment Agreement”), Participant acknowledges and agrees that the terms of the Option shall be governed by this Agreement, rather than the relevant provisions of the Employment Agreement and, in the event of a conflict between the Employment Agreement and this Agreement, this Agreement shall control. If requested by the Company, Participant agrees that he shall enter into any such amendments to the Employment Agreement as may be necessary to reflect and effectuate the foregoing.
(i)    Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(j)    Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(l)    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
CAPITAL BANK FINANCIAL CORP.

________________________________
By:    R. Eugene Taylor
Title:    Chief Executive Officer

PARTICIPANT

____________________________________

[Signature Page to Nonqualified Stock Option Agreement]

Exhibit A

“Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.

“Cause” means, (A) the willful or gross neglect by a Participant of his employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Committee; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) willful misconduct by a Participant that is injurious to the Company or an Affiliate, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Affiliates, as determined by the Committee; (D) a breach by a Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates; or (E) the willful failure of a Participant to follow instructions of the Board or his direct superiors. Notwithstanding anything in the Plan to the contrary, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Disability” means a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and/or its Affiliates terminates but such Participant continues to provide services to the Company and/or its Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.